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                                                                 EXHIBIT (3.5)

                                                                 June 14, 1988


                                 AMENDED BYLAWS
                                       OF
                         JONES MEDICAL INDUSTRIES, INC.

                                   ARTICLE I

                                    Offices

Section 1.01 Principal Office. The principal office of the Corporation shall be located in St. Louis County, Missouri.

Section 1.02 Registered Office. The registered office of the Corporation shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of the registered agent at such address is The Corporation Trust Company.

Section 1.03 Other Offices. The Corporation may have any number of additional offices at such other places as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

                                   ARTICLE 2
                            Meetings of Shareholders

Section 2.01 Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at such other place as shall be designated in the notice of the meeting.

Section 2.02 Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on the second Monday of June of each year at such time as is designated in the notice of the meeting, for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

Section 2.03 Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting shall be called by the Board of Directors as soon thereafter as is convenient. A meeting so called shall be designated and treated for all purposes as the annual meeting.

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Section 2.04   Special Meetings.  Special meetings of the shareholders may be called at any time by the Board of Directors or by the President of the Corporation.

Section 2.05 Notice of Meetings. Written or printed notice stating the place, date and hour of a meeting shall be delivered not less than ten
               (10) nor more than sixty (60) days before the date thereof, either personally or by mail, to each shareholder of record entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Corporation.

               In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than the election of directors, on which the vote of shareholders is expressly required by the provisions of the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Corporation. In the case of a special meeting, the notice of the meeting shall specifically state the purpose or purposes for which the meeting is called.

               When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.06 Voting Lists. At least ten (10) days before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to vote at any such meeting, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Corporation for a period of ten days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours of the Corporation.
               This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting.

Section 2.07 Quorum. At any meeting of the shareholders, a quorum shall be constituted if holders of a majority of the shares of stock of the Corporation are present in person or by proxy.

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               If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

Section 2.08 Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. A proxy is not valid after three years from the date of its execution or such earlier or later time if the person executing the proxy specifies therein a shorter or longer length of time.

Section 2.09 Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The affirmative vote of a majority of the outstanding shares of stock, voting separately, at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Certificate of Incorporation or Bylaws of this Corporation.

Section 2.10 Informal Action by Shareholders. Any action which may be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the shareholders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent shall be filed with the Secretary of the Corporation to be kept in the corporate minute book.

Section 2.11 Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 2.12 Conduct of Business. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.


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                                   ARTICLE 3

                                   Directors

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors ("Board") or by such Executive Committees as the Board may establish pursuant to these Bylaws.

Section 3.02 Number, Term and Qualification. The number of directors to constitute the Board of Directors of the Corporation shall be six
               (6). The number of directors to constitute the Board of Directors may be changed from time to time by amendment to the By-Laws by the Board. Subject to death, resignation or removal in the manner provided by law, each director shall hold office for a term of one year, provided however, if his successor is not elected after one year, then he shall hold office until his successor is duly elected and qualified.

Section 3.03 Election of Directors. Except as provided in Section 3.04, directors shall be elected at each annual meeting of shareholders.

Section 3.04 Vacancies and Newly Created Directorships. Vacancies occurring in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the remaining directors, though less than a quorum, or by the sole remaining director.

                                   ARTICLE 4

                              Meeting of Directors

Section 4.01 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the President may provide, or the Board of Directors may provide by resolution, the time and place, either at the Corporation's principal office or at such other location, for the holding of additional regular meetings.

Section 4.02 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, or not less than forty percent (40%) of the directors then in office. Such meetings may be held either at the Corporation's principal office or at such other location, as indicated in the notice of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 4.03 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The persons calling a special meeting of the Board of Directors


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               shall, at least three days before the meeting, give notice thereof by any usual means of communication. Such notice may be waived in writing and shall specify the purpose for which the meeting is called. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called.

Section 4.04 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4.05 Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time without further notice or waiver thereof.

Section 4.06 Manner of Acting. Except as otherwise provided herein, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Vacancies in the Board of Directors may be filled as provided in
               Section 3.04 of these Bylaws.

Section 4.07 Informal Action by Directors. Action taken by the directors without a meeting is nevertheless the action of the Board of Directors, if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board of Directors, whether done before or after the action so taken.

Section 4.08 Committees. The Board of Directors may appoint such committees with such members as it shall determine to be necessary, as specified in Article 5.

Section 4.09 Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

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Section 4.10   Powers.  The Board of Directors may, except as reserved to the shareholders pursuant to the Certificate of Incorporation of the Corporation or as otherwise limited by applicable law, exercise all such powers and do all such acts and things as may be exercised or done by a corporation.

Section 4.11 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

Section 4.12 Reports. The Board of Directors shall furnish the shareholders with an annual report of the Corporation's business and quarterly financial reports.

                                   ARTICLE 5

                                   Committees

Section 5.01 Committees of the Board of Directors. The Board of Directors, by action taken in accordance with Section 4.08, may from time to time designate one or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees, elect directors to serve as members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at a meeting of the committee.

Section 5.02 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a simple majority of the members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

Section 5.03 Vacancy. Any vacancy occurring on a committee shall be filled by a majority vote of the directors at a regular or special meeting of the Board of Directors.

Section 5.04 Removal. Any member of a committee may be removed at any time, with or without cause, by a majority vote of the directors.

Section 5.05 Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.



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Section 5.06   Responsibility of Directors.  The designation of a committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof, of any responsibility or liability imposed upon it or him by law. If action taken by a committee is not thereafter formally considered by the Board, a director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action.

                                   ARTICLE 6

                                    Officers


Section 6.01 Number. The Board of Directors may elect from its own number a Chairman. The Board shall also elect or appoint from time to time a President, a Secretary and such other officers as in its opinion are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person, except the offices of Chairman and Secretary.

Section 6.02 Election and Term. The officers of the Corporation shall be elected or appointed by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor is elected and qualifies.

Section 6.03 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the persons so removed.

Section 6.04 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 6.05 Chairman. The Chairman shall preside at all meetings of the directors and, in general, shall perform all duties incident to the office of Chairman and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.06 Secretary and Assistant Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of the shareholders and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, shall perform all



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               duties as may be assigned to him from time to time by the
               Chairman or by the Board of Directors. An Assistant Secretary may be appointed who shall render assistance to the Secretary in all the responsibilities hereinabove assigned.

Section 6.07 Treasurer and Assistant Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; he shall cause a true statement of its assets and liabilities as of the close of each fiscal year, and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, to be made and filed at the registered or principal office of the Corporation after the end of such fiscal year.

               The Treasurer shall also prepare and file all reports and returns required by federal, state or local law and shall generally perform all other duties incident to his office and such other duties as may be assigned to him from time to time by the Chairman or the Board of Directors. An Assistant Treasurer may be appointed who shall render assistance to the Treasurer in all the responsibilities hereinabove assigned.

Section 6.08 President. The President shall be the chief executive officer of the Corporation. He shall be appointed by the Board and act under its direction and control. He shall be responsible for the general management and operation of the business of the Corporation, as established through policies directed by the Board, shall perform other duties properly required of him by the Board, and shall have additional power and authority delegated to him by the Board.

Section 6.09 Vice President. Each Vice President shall perform such duties as the Board of Directors may prescribe. In the absence or disability of the President, the Vice President who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

Section 6.10 Bonds. The Board of Directors may, by resolution, require any or all officers, agents and employees of the Corporation to give a bond to the Corporation, with sufficient securities, conditioned on faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.


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                                   ARTICLE 7

                         Contracts, Loans and Deposits



Section 7.01 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.


Section 7.02 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 7.03 Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 7.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.


                                   ARTICLE 8

               Indemnification of Directors, Officers and Others

Section 8.01   Scope of Indemnification.

               (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a

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               plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

               (d) The indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 8.02 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the


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               Corporation, or is or was serving at the request of the
               Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware or of these By-Laws.

Section 8.03   Miscellaneous.

               (a) The Corporation's indemnity of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintain on his behalf by the Corporation, or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

               (b) Nothing contained in this Article 8, or elsewhere in these By-Laws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

               c) For purposes of this Article 8, references to "the Corporation" include, in addition to the resulting or surviving corporation, all constituent corporations absorbed in a consolidation or merger which if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees, or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

               (d) The indemnification and advancement of expenses provided by this Article 8 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

               (e) No amendment or repeal of this Article 8 shall apply to or have any affect on indemnification allowed or compelled with respect to any acts or omissions


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               of an individual covered by this Article 8 which occur prior to such amendment or repeal of these provisions.

                                   ARTICLE 9

                    Certificates of Stock and Their Transfer

Section 9.01 Certificates for Shares. Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or Vice President and the Secretary or Treasurer (or Assistant Secretary or Assistant Treasurer). Any and all signatures on the certificate may be a facsimile. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

Section 9.02 Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

Section 9.03 Closing Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a period stated but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

               In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than sixty days, and in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action requiring such determination of shareholders is to be taken.

               If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of


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                   shareholders, or shareholders entitled to receive
                   payment of a dividend, the date next preceding the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

   Section 9.04 Lost, Stolen or Destroyed Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost, stolen, or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss, theft or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost, stolen, or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

   Section 9.05 Holder of Record. The Corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books, just as if that person has full competency, capacity and authority to exercise all rights of ownership, irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relationship or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate, except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

                                  ARTICLE 10


                              General Provisions

   Section 10.01 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law, and subject to the provisions of its Certificate of Incorporation.

   Section 10.02 Seal. The corporate seal of the Corporation shall consist of a circle within which appears the name of the Corporation and the state of incorporation.

   Section 10.03 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of the General Corporation Law of the State of Delaware or under the provisions of the Certificate of Incorporation or Bylaws of this Corporation, a waiver thereof in writing signed by the person

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               or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 10.04 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 10.05 Amendments. These Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Board of Directors of the Corporation.

Section 10.06 Facsimile Signatures. Facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 10.07 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 10.08 Time Periods. In applying any provision of these By-Laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 10.09 Notices. Whenever notice is required to be given to any shareholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a prepaid, sealed wrapper or envelope, or by dispatching a prepaid telegram, addressed to such shareholder, director, officer, or agent at his or her address as the same appears on the books of the Corporation.
               The time when such notice is deposited or dispatched shall be the time of the giving of the notice.

Section 10.10 Inconsistencies. In the event of any inconsistencies Between any provisions of these By-Laws and any provisions of the Certificate of Incorporation of the



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               corporation or applicable statute, the Certificate of
               Incorporation or such statute shall control.






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